Perspective Therapeutics Provides Business Updates and Strategic Priorities
Ahead of Presentation at 43rd Annual J.P. Morgan Healthcare Conference

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Anticipates multiple clinical updates in the next 12-18 months, including further progress from two ongoing clinical programs and initiation of therapeutic dosing of one new asset based on its next generation targeted radiopharmaceutical technology platform
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Four additional new assets being evaluated for IND development, to be guided by first-in-human images
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Making progress on plans to expand manufacturing capabilities by improving efficiencies of existing facilities and building out recently acquired sites, while evaluating additional capacity expansion opportunities
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Preliminary unaudited cash, cash equivalents and short-term investments of $227.8M as of December 31, 2024 expected to be sufficient to fund current planned clinical milestones and operational investments into late 2026
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Company to present updates at 43rd Annual J.P. Morgan Healthcare Conference on Wednesday, January 15, 2025, at 3:45 p.m. PT

SEATTLE, WASHINGTON – January 13, 2025 – Perspective Therapeutics, Inc. ("Perspective," the "Company," “we,” “us,” and “our”) (NYSE AMERICAN: CATX), a radiopharmaceutical company that is pioneering advanced treatment applications for cancers throughout the body, today announced strategic priorities for the next 12-18 months.

“2025 is just the beginning of the next chapter for our team and the patients we serve,” said Thijs Spoor, Perspective's CEO. “We are well on our way in our transformation into a clinical-stage company. Each program in our pipeline is designed with a patient-first approach, offering the potential to redefine standards of care and make a meaningful impact on lives around the world. We look forward to expanding our pipeline of potential new medicines based on our next generation targeted radiopharmaceutical technology platform while building the manufacturing infrastructure to enable broader availability of our medicines, so we may serve many more patients.”

Advancing the current clinical pipeline

VMT-α-NET

We are conducting a multi-center open-label dose escalation, dose expansion study (clinicaltrials.gov identifier NCT05636618) of [212Pb]VMT-α-NET in patients with unresectable or metastatic somatostatin receptor type 2 (SSTR2)-positive neuroendocrine tumors (NETs) who have not received prior radiopharmaceutical therapies (RPT).

As stated in our August 12, 2024 business update for 2Q 2024, the observation period was completed for dose limiting toxicity (DLT) in seven patients enrolled in Cohort 2 during the second quarter of 2024. Subsequently, the Safety Monitoring Committee (SMC) determined that safety observations during the DLT period supported proceeding with dose escalation to Cohort 3 and increasing the number of patients dosed at 5 mCi (up to 40 more patients).

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Based on FDA interactions prior to the initiation of patient dosing in this study, which occurred in November 2023, the decision to open Cohort 3 will follow consultation and alignment with the agency. Once we have alignment, we will communicate to stakeholders regarding how the study will proceed. In December 2024, we submitted data from 2 patients in Cohort 1 and seven patients from Cohort 2 to the FDA.

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Since Cohort 2 reopened for enrollment in August 2024 and through year end 2024, an additional 11 patients have been dosed. A total of 18 patients have been dosed in Cohort 2.

Results from the study have been accepted as a poster presentation at the ASCO Gastrointestinal Cancers Symposium (ASCO-GI) taking place on January 23-25, 2025 in San Francisco, CA. ASCO-GI plans to release further details for regular abstracts on January 21, 2025.

Initial results as of a data cut-off date of October 31, 2024 were presented at the 2024 North American Neuroendocrine Tumor Society (NANETS) Multidisciplinary NET Medical Symposium in November 2024.

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Safety findings: No dose limiting toxicities (DLTs) were observed among any patients. No grade 4 or 5 treatment emergent adverse events (TEAEs) or serious adverse events (SAEs) were observed. Two grade 3 adverse events (AEs) - one case of diarrhea and one case of syncope - were observed. No decline in renal function was observed. Hematologic AEs such as decreased lymphocyte count and anemia were all grades 1 and 2. No treatment discontinuations due to AEs have occurred.

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Clinical activity has been observed with treatment. Eight of nine patients had durable control of disease. Six of nine patients had measurable reduction of tumor volume, one of whom had a confirmed response as defined by RECIST v1.1. The patient who experienced an objective response received the first two doses at 84.6 µCi/kg per dose, then received the remaining two doses at a reduced activity level of 42.4 µCi/kg. One patient was deemed to have progressive disease after one dose under RECIST v1.1, by unambiguous progression of non-target lesions.

VMT01

VMT01 is a MC1R-targeted radiopharmaceutical therapy (RPT) that can be radiolabeled with either 203Pb for patient selection and dosimetry assessments, or 212Pb for alpha particle therapy. We are conducting a multi-center, open-label dose escalation, dose expansion study (clinicaltrials.gov identifier NCT05655312) in previously treated patients with histologically confirmed melanoma and MC1R-positive imaging scans.

Initial results at data cut-off date of September 4, 2024 were presented at the 21st International Congress of the Society for Melanoma Research (SMR) in October 2024

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Safety findings: No dose-limiting toxicities were observed among any patients, and no adverse events led to treatment discontinuation. Treatment emergent adverse events (TEAEs) were mostly Grades 1 and 2. None of the four cases of grade 3 TEAEs were deemed to be treatment related. There were no grade 4 or 5 TEAEs. No renal toxicities had been reported as of October 11, 2024 (there were no clinically significant changes in blood urea nitrogen or serum creatinine) in spite of dosimetry estimated renal radiation that approached the higher end of conventional dosing.

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Efficacy findings: All patients in Cohort 1 completed three treatments, with one patient experiencing an unconfirmed RECIST version 1.1 objective response after completion of treatment, and two patients experiencing stable disease at 9 and 11 months from the start of treatment, respectively. In Cohort 2, patients progressed after either the first cycle (three patients) or the second cycle (four patients). These findings are consistent with published and ongoing preclinical studies showing immunostimulatory effects at lower radiation doses.

The SMC reviewed these findings and recommended exploring a lower dose level of 1.5 mCi per dose, both as a single agent and in combination with the anti-PD-1 antibody nivolumab. The SMC's recommendation would allow for the monotherapy and combination cohorts to proceed concurrently. Both cohorts are open for enrollment.

PSV359

We designed PSV359 to target and deliver 212Pb to tumor sites expressing fibroblast activation protein-α, or FAP-α, associated with a variety of solid tumors. Preclinical imaging and therapy as well as human imaging results suggest our proprietary targeting ligand has improved levels of target engagement and uptake in tumors and reduced retention in healthy tissues that may result in a desirable therapeutic index.

We filed an IND in late 2024 for this new asset. If the study may proceed, site activation activities will follow, with the study potentially open for enrollment around mid-2025.

Adding to the clinical pipeline

Our discovery team is preparing four additional novel assets for first-in-human imaging this year. If and when those assets meet our criteria for further development, we plan to proceed with pre-IND filing activities.

Updates to cash runway and cash position

Based on preliminary, unaudited estimates, our cash, cash equivalents and short-term investments balance was approximately $227.8 million as of December 31, 2024.

We expect this balance to be sufficient to fund our current planned operations and capital investments into late 2026. The update to our estimated cash runway is based on the combination of additional benefits of in-sourcing clinical operations and other functions, more disciplined capital allocation and enhanced visibility into the size and timing of capital expenditures related to our manufacturing facilities.

43rd Annual J.P. Morgan Healthcare Conference

Thijs Spoor, CEO of Perspective, will present at the 43rd Annual J.P. Morgan Healthcare Conference on Wednesday, January 15, 2025, at 3:45 p.m. PT (6:45 p.m. ET), followed by a Q&A session with a broader group of senior management. A live audio webcast of the presentation and Q&A will be available on the Investor Relations section of the Company's website at www.perspectivetherapeutics.com. A replay will also be archived for 90 days on the Investor Center section of the site.

About Perspective Therapeutics, Inc.

Perspective Therapeutics, Inc., is a radiopharmaceutical development company that is pioneering advanced treatment applications for cancers throughout the body. The Company has proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moeities. The Company is also developing complementary imaging diagnostics that incorporate the same targeting moeities which provide the opportunity to personalize treatment and optimize patient outcomes. This "theranostic" approach enables the ability to see the specific tumor and then treat it to potentially improve efficacy and minimize toxicity.

The Company's melanoma (VMT01) and neuroendocrine tumor (VMT-α-NET) programs have entered Phase 1/2a imaging and therapy trials for the treatment of metastatic melanoma and neuroendocrine tumors at several leading academic institutions. The Company has also developed a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations.

For more information, please visit the Company's website at www.perspectivetherapeutics.com.

Cautionary Statement Regarding Preliminary Financial Results

The Company has not yet completed its financial close processes for fiscal year 2024. Therefore, the Company’s statements regarding its expectations for its cash balance as of December 31, 2024 included in this press release are based on preliminary unaudited estimates only and should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP. They reflect management’s estimates based solely upon information available to management as of the date of this press release. Further information learned during the financial close processes and audit may alter the final results. The Company cautions you that actual results which are prepared in accordance with U.S. GAAP and are subject to audit may differ materially from the preliminary results described in this press release. Accordingly, you should not place undue reliance upon this preliminary financial and operating information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Words such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "estimate," "believe," "predict," "potential," or "continue" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements concerning, among other things, the Company's ability to pioneer advanced treatment applications for cancers throughout the body; the Company's belief that it will continue to advance and make progress with its clinical-stage and preclinical proprietary radiopharmaceuticals; the Company's belief that it will advance multiple pre-IND assets into the clinic in the next 12-18 months, including further progress from two ongoing clinical programs and initiation of therapeutic dosing of one new asset based on its next generation targeted radiopharmaceutical technology platform; the Company's expectation that its current cash, cash equivalents and short-term investments balance will be sufficient to fund its current planned operations and capital investments into late 2026; the potential for the Company’s programs to “redefine standards of care and make a meaningful impact on lives around the world;” the Company’s plans to expand its pipeline of potential new medicines and build the manufacturing infrastructure to enable broader availability of its medicines and serve many more patients; the Company's ability to develop proprietary technology that utilizes the alpha emitting isotope 212Pb to deliver powerful radiation specifically to cancer cells via specialized targeting moeities; the potential for VMT01 to be administered as a single agent or in combination with other agents and for the Company to explore different dose levels in connection with its VMT01 trial; the ability for PSV359 to target and deliver 212Pb to tumor sites expressing fibroblast activation protein-α, or FAP-α, associated with a variety of solid tumors; the potential for PSV359 to demonstrate improved levels of target engagement and uptake in tumors and reduced retention in healthy tissues that may result in a desirable therapeutic index; the potential for the PSV359 study proceeding and open enrollment potentially occurring around mid-2025; the potential for pre-targeting technology to enhance targeting of tumors, and the potential success of the Company in advancing such technology; the Company’s ability to prepare four novel assets for first-in-human imaging in 2025; the ability of the four novel assets to meet the Company’s criteria for further development and pre-IND filing activities; the Company's expectation that it will continue making progress on plans to expand its manufacturing capabilities by improving efficiencies of existing facilities and build out recently acquired sites, while evaluating additional capacity expansion opportunities; the Company's prediction that complementary imaging diagnostics that incorporate certain targeting moieties provide the opportunity to personalize treatment and optimize patient outcomes; the Company's expectation that its "theranostic" approach enables the ability to see specific tumors and then treat them to potentially improve efficacy and minimize toxicity; the Company's ability to develop a proprietary 212Pb generator to secure key isotopes for clinical trial and commercial operations; the Company's clinical development plans and the expected timing thereof; the expected timing for availability and release of data; expectations regarding the potential market opportunities for the Company's product candidates; the potential functionality, capabilities and benefits of the Company's product candidates and the potential application of these product candidates for other disease indications; the Company's expectations, beliefs, intentions, and strategies regarding the future; the Company's intentions to improve important aspects of care in cancer treatment; and other statements that are not historical fact.

The Company may not actually achieve the plans, intentions, or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the Company's actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation, the potential that regulatory authorities may not grant or may delay approval for the Company's product candidates; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; early clinical trials may not be indicative of the results in later clinical trials; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of regulatory authorities may affect the design, initiation, timing, continuation, and/or progress of clinical trials or result in the need for additional clinical trials; the Company's ability to obtain and maintain regulatory approval for the Company's product candidates; delays, interruptions, or failures in the manufacture and supply of the Company's product candidates; the size and growth potential of the markets for the Company's product candidates, and the Company's ability to service those markets; the Company's cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; uncertainties regarding the Company's expectations, projections, and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the Company's ability to obtain additional funding to support its clinical development programs; the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of its product candidates; the ability of the Company to manage growth; the Company's ability to maintain its key employees; the Company’s ability to build out its manufacturing facilities and satisfy manufacturing-related regulatory requirements; sufficient training and use of the Company's products and product candidates; the market acceptance and recognition of the Company's programs and program candidates; the Company's ability to maintain and enforce its intellectual property rights; the Company's ability to maintain its therapeutic isotope supply agreement with the Department of Energy; the Company's ability to continue to comply with the procedures and regulatory requirements mandated by the FDA for additional trials, Phase 1 and 2 approvals, Fast Track approvals, and 510(k) approval and reimbursement codes; and any changes in applicable laws and regulations. Other factors that may cause the Company's actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the SEC), in the Company's other filings with the SEC, and in the Company's future reports to be filed with the SEC and available at www.sec.gov. Forward-looking statements contained in this news release are made as of this date. Unless required to do so by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contacts:

Perspective Therapeutics IR:

Annie J. Cheng, CFA

ir@perspectivetherapeutics.com

Russo Partners, LLC

Nic Johnson

PerspectiveIR@russopr.com